UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
JOINT CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
January 25, 2006
LA QUINTA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3419438

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)
(214) 492-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
LA QUINTA PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-9109	95-3520818

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)
(214) 492-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 25, 2006, La Quinta Corporation (“LQ Corporation”) and its controlled subsidiary La Quinta Properties, Inc. (“LQ Properties” and, together with LQ Corporation, “La Quinta”) issued a press release announcing that LQ Corporation and LQ Properties have completed their mergers with affiliates of The Blackstone Group. Under the terms of the merger agreement, holders of La Quinta paired common shares will receive a total of $11.25 per paired share, in cash without interest.
In addition, the aggregate redemption price of LQ Properties 9% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) and the corresponding depositary shares (the “Depositary Shares”), each Depositary Share representing one-tenth of one share of the Series A Preferred Stock, has been irrevocably deposited with American Stock Transfer & Trust Company (the “Redemption Agent”). Holders of Series A Preferred Stock or of Depositary Shares may submit their certificates or receipts, as the case may be, along with a letter of transmittal, to the Redemption Agent for redemption. Questions regarding the redemption may be directed to the Redemption Agent at (877) 248-6417 or (718) 921-8317.
A copy of the press release issued by La Quinta on January 25, 2006 announcing the completion of the mergers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 25, 2006, announcing the completion of the mergers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2006	LA QUINTA CORPORATION
	By:	/s/ Mark W. Osterberg
		Name:	Mark W. Osterberg
		Title:	Vice President and Chief Accounting Officer

Dated: January 25, 2006	LA QUINTA PROPERTIES, INC.
	By:	/s/ Mark W. Osterberg
		Name:	Mark W. Osterberg
		Title:	Vice President and Chief Accounting Officer

Exhibit Index
99.1	Press Release, dated January 25, 2006, announcing the completion of the mergers